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                                                                  Exhibit 99.1
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     NetVantage                                                   News Release

For:       NetVantage, Inc.
           201 Continental Blvd.
           El Segundo, CA 90245

Contacts:  Stephen R. Rizzone
           Chief Executive Officer and President
           310.726.4130
           e-mail:  stephen.rizzone@netvantage.com

           Cecilia A. Wilkinson/E.E. Wang
           Pondel Parsons & Wilkinson
           310.207.9300

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


                NETVANTAGE, INC. ADOPTS SHAREHOLDER RIGHTS PLAN
                            AND ADVANCE NOTICE BYLAW

EL SEGUNDO, CA -- February 13, 1998. The Board of Directors of NetVantage, Inc. (Nasdaq: NETVA) today adopted a Shareholder Rights Plan to assist its shareholders in realizing fair value and equal treatment in the event of any attempted takeover of the Company and to protect the Company and its shareholders against coercive takeover tactics.

"We are on the threshold of launching our new product portfolio, and our shareholders have been patient and supportive as we have brought our Company to this exciting stage in its development," said Stephen R. Rizzone, chief executive officer and president. "This Shareholder Rights Plan is designed to give management the time and flexibility -- should it be needed -- to assure our shareholders will continue to be treated fairly and their best interests be honored."

Under the Shareholder Rights Plan, a dividend of one Share Purchase Right is being declared for each share of Common Stock outstanding at the close of business on March 6, 1998. No separate certificates evidencing the Rights will be issued unless and until they become exercisable.

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NetVantage, Inc.
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The Rights generally will not be exercisable until a person or group acquires securities representing 15% or more of the aggregate voting power of the Company's stock without advance approval by the Board of Directors or announces a tender offer which could result in a person or group owning securities representing 15% or more of the aggregate voting power of the Company's stock.

In the event a third party or group were to acquire securities representing 15% or more of the aggregate voting power of the Company's stock without the prior approval of the Board of Directors, each Right will entitle the holder, other than the acquirer, to buy Common Stock with a market value of twice the exercise price (initially $35.00, subject to adjustment), for the Right's then current exercise price.

In addition, if the Company were to be acquired in a merger or other transaction where the shareholders of the Company were not treated equally, shareholders with unexercised Rights could purchase common stock of the acquirer with a value of twice the exercise price of the Rights.

The Company's Board of Directors may redeem the Rights for a nominal amount at any time prior to an event that causes the Rights to become exercisable. The Rights will expire on February 13, 2008.

Separately, in order to allow the Board of Directors to respond in a considered and deliberative manner to shareholder nominations to the board and other shareholder proposals to be submitted at annual or other meetings of shareholders, the board adopted an advance notice bylaw. The advance notice bylaw provides that nominations or other matters for consideration at shareholders meetings must be received by the Company not less than 75 days prior to the meeting and must contain detailed disclosure of material interests of the proposing party and other information. The board also adopted a bylaw relating to the setting of a record date to determine shareholders eligible to participate in a shareholder action by written consent without a meeting.

NetVantage is the leading worldwide OEM supplier of workgroup Ethernet switches. The Company develops, manufactures and markets high quality, technologically advanced Ethernet workgroup and desktop switching systems designed to increase the information handling capacity

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NetVantage, Inc.
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of Local Area Networks and is rapidly expanding its presence in high-performance workgroup switching.

The statements in this news release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders, demand for products and services, development of markets for the Company's products and services and other risks identified in the Company's SEC filings. There are also risks in the near term associated with the development and introduction of new products, including the need to complete testing satisfactorily, the availability of appropriate quantities of defect-free parts which incorporate new technology and customer acceptance. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.